                                                                      Exhibit 20

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   December 1, 1998 to December 31, 1998
Distribution Date:   January 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                          Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                        or Certificate Amount
                                                                                                   ------------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                                 0.00                   0.0000000
          Class A-2 Note  Amount                                                                 0.00                   0.0000000
          Class A-3 Note  Amount                                                        20,730,204.70                 138.2013646
          Class A-4 Note  Amount                                                                 0.00                   0.0000000
          Class A-5 Note  Amount                                                                 0.00                   0.0000000
          Class A-P Note  Amount                                                         4,453,894.10                  35.6311528
          Class B  Note  Amount                                                          2,304,835.46                  36.2281588
          Class C  Note  Amount                                                            880,344.26                  36.2281588
          Certificates  Amount                                                             459,505.97                  26.5917809


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                 0.00                   0.0000000
          Class A-2 Note  Amount                                                                 0.00                   0.0000000
          Class A-3 Note  Amount                                                           753,095.75                   5.0206383
          Class A-4 Note  Amount                                                           758,500.00                   5.1250000
          Class A-5 Note  Amount                                                           790,625.00                   5.2083333
          Class A-P Note  Amount                                                           493,241.59                   3.9459327
          Class B  Note  Amount                                                            262,615.51                   4.1278767
          Class C  Note  Amount                                                            105,880.04                   4.3572031
          Certificates  Amount                                                              97,559.34                   5.6457949


(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)       599,034,642.22


(iv)    Class A-1 Notes Balance (end of Collection Period)                                       0.00
        Class A-1 Pool Factor (end of Collection Period)                                                                0.0000000
        Class A-2 Notes Balance (end of Collection Period)                                       0.00
        Class A-2 Pool Factor (end of Collection Period)                                                                0.0000000
        Class A-3 Notes Balance (end of Collection Period)                             127,419,779.12
        Class A-3 Pool Factor (end of Collection Period)                                                                0.8494652
        Class A-4 Notes Balance (end of Collection Period)                             148,000,000.00
        Class A-4 Pool Factor (end of Collection Period)                                                                1.0000000

        Class A-5 Notes Balance (end of Collection Period)                             151,800,000.00
        Class A-5 Pool Factor (end of Collection Period)                                                                1.0000000
        Class A-P Notes Balance (end of Collection Period)                              91,788,367.81
        Class A-P Pool Factor (end of Collection Period)                                                                0.7343069
        Class B Notes Balance (end of Collection Period)                                47,717,167.07
        Class B Pool Factor (end of Collection Period)                                                                  0.7500341
        Class C Notes Balance (end of Collection Period)                                18,225,827.72
        Class C Pool Factor (end of Collection Period)                                                                  0.7500341
        Certificates Balance (end of Collection Period)                                 14,083,500.50

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   December 1, 1998 to December 31, 1998
Distribution Date:   January 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                          Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                        or Certificate Amount
                                                                                                   ------------------------------
        Certificates Pool Factor (end of Collection Period)                                                             0.8150174


(v)  Basic Servicing Fee                                                                   523,128.14                   0.5001392


(vi)   Aggregate Realized Losses                                                         1,656,542.15
        Aggregate Net Losses                                                             1,271,279.77


(vii)   Reserve Account Balance after Giving Effect to Payments                         23,961,385.69
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments               23,961,385.69
       Made on Distribution Date
        Distribution to Seller from Reserve Account                                              0.00
        Draws on Reserve Account                                                                 0.00
        Deposits to Reserve Account                                                              0.00
        Class C Reserve Account Balance after Giving Effect to Payments                  4,492,759.82
       Made on Distribution Date
        Specified Class C Reserve Account Balance after Giving Effect to                 4,492,759.82
       Payments Made on Distribution Date
        Distribution to Seller from Class C Reserve Account                                215,393.42
        Draws on Class C Reserve Account                                                         0.00
        Deposits to Class C Reserve Account                                                      0.00


(viii)  Class A-1 Notes Interest Carryover Shortfall                                             0.00                   0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                            0.00                   0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                            0.00                   0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                            0.00                   0.0000000
         Class A-5 Notes Interest Carryover Shortfall                                            0.00                   0.0000000
         Class A-P Notes Interest Carryover Shortfall                                            0.00                   0.0000000
         Class B Notes Interest Carryover Shortfall                                              0.00                   0.0000000
         Class C Notes Interest Carryover Shortfall                                              0.00                   0.0000000
         Certificates Interest Carryover Shortfall                                               0.00                   0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                           0.00                   0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                           0.00                   0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                           0.00                   0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                           0.00                   0.0000000
         Class A-5 Notes Principal Carryover Shortfall                                           0.00                   0.0000000
         Class A-P Notes Principal Carryover Shortfall                                           0.00                   0.0000000
         Class B Notes Principal Carryover Shortfall                                             0.00                   0.0000000
         Class C Notes Principal Carryover Shortfall                                             0.00                   0.0000000
         Certificates Principal Carryover Shortfall                                              0.00                   0.0000000

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   December 1, 1998 to December 31, 1998
Distribution Date:   January 15, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                          Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                            Class A/B/C Note Amount
                                                                                                        or Certificate Amount
                                                                                                   ------------------------------


(ix)  Additional Principal Distributable Amount                                            109,661.10


(x)    Aggregate Purchase Amount of Receivables Repurchased by the                               0.00
       Seller or purchased by Servicer


(xi)  Delinquent Contracts
                                                                                               Number                   Balance
                                                                                 -------------------------------------------------
           30-59 Days                                                                           2110                18,786,418.49
           60-89 Days                                                                            556                 5,093,128.07
           90 Days or More                                                                       526                 4,810,013.25


Additional Information Requested by Bloomberg:

Weighted Average Coupon of Remaining Portfolio (WAC)                                                               0.1150723
Weighted Average Remaining Term of Remaining Portfolio                                                            37.0982453

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                                                      0.0074845
     (ii)   Preceding Collection Period                                                                            0.0063117
     (iii)  Current Collection Period                                                                              0.0062176
     (vi) Three Month Average                                                                                      0.0066713

Ending Portfolio Balance                                                                                      599,034,642.22


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